UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                     DECEMBER 16, 2008 (DECEMBER 12, 2008)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


          777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
          -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01

On December 12, 2008, Competitive Technologies, Inc. (NYSE Alternext US: CTT) issued the following press release:

COMPETITIVE  TECHNOLOGIES  REPORTS
FIRST  QUARTER  FISCAL  2009  RESULTS

FAIRFIELD, CT - (DECEMBER 12, 2008) - COMPETITIVE TECHNOLOGIES, INC. (NYSE ALTERNEXT US: CTT) today announced financial results for the first quarter fiscal 2009, ending October 31, 2008.

Expenses were substantially reduced for the fiscal first quarter ended October 31, 2008, decreasing 61% to approximately $1.1 million, compared to approximately $2.8 million in the prior year quarter. In September 2008, CTT recorded an expense reduction of $0.4 million received from Federal Insurance Co. under its theft insurance policy relating to the Marcovitch, et al case.

"With several factors contributing to improving our financial picture, we believe we are moving in the right direction toward restoring profitability," said John B. Nano, CTT's Chairman, President and CEO. "We continue to reduce our costs and expect revenue to grow as we progress with our dynamic sales program for the pain management medical device and other products and technologies. In July 2008, we signed an equity financing arrangement with Fusion Capital for up to $5.0 million of cash through sale of our common stock, at our option. Of the $5.0 million, $4.9 million remained available at October 31, 2008."

Total revenue for the fiscal first quarter ended October 31, 2008, was approximately $0.1 million, compared to approximately $0.2 million in the same period of the prior year.

"Sales and profit prospects for our pain management medical device are highly encouraging based on the European CE Mark approval for sale of the device," Mr. Nano continued. "We have signed four country-exclusive distribution agreements for the device including the countries of India, Korea. Bangladesh and Malaysia. We have responded fully to the US FDA to their request for information on our pending 510(k) application for sale of the device in the United States. We are continuing our review and selection process for distributors in Europe, Asia, the U.S. and other countries."

The net loss for the quarter is approximately $1.0 million, or $0.12 per share, a 62% improvement over the net loss of approximately $2.6 million, or $0.32 per share, for the prior year quarter.

Mr. Nano continued, "We have advised the NYSE Alternext that we will submit a plan by January 2, 2009 that will demonstrate our ability to achieve, within 18 months, compliance with the exchange listing standard below which we have fallen. We are in financial non-compliance as our shareholders' equity is less than $4 million and we have had net losses in our three or our four most recent fiscal years. A "going concern" statement describing our declining financial condition, with our plans to halt this decline, was included with our Forms 10-Q, filed June 12, 2008, and 10-K and auditors report, filed October 28, 2008.

"As the pain management medical device attains mature market levels, we believe it will reach approximately $200 million per year in distributor sales to hospitals and clinics. At that time, our revenue and profits from the device will dramatically exceed those produced by any other technology in CTT's 40-year history, resulting in approximately $20 million per year to CTT, with limited related costs. CTT is aware of the needs expressed worldwide for treatment of pain, and is pleased to be part of the solution a we aggressively market the device to meet those needs. There is exciting potential for the success of this device in the global pain management market; a market estimated to reach $40 billion by 2010."

CTT has exclusive worldwide rights to this patented medical device, a non-invasive method for rapid treatment of high-intensity oncologic and neuropathic pain, including pain resistant to morphine and other drugs. The CTT device has Medical Device CE certification from the European Union allowing sales throughout Europe, and in all countries accepting the CE Mark. For more information on the device, visit www.CalmareTT.com .
                                      -----------------

Mr. Nano noted, "The licensee for our nanoparticle bone biomaterial for human spinal applications, Soteira Inc., completed a second fund raise for a total of approximately $18 million in Series A and B financing. Soteria is seeking US FDA and European CE Mark approval for the bone biomaterial. We believe FDA approval will allow CTT to use the technology for other applications.

"CTT's management team is focused on creating profitable revenue growth, restoring shareholder value, building global alliances, and maximizing the dynamic opportunities of our products and technologies."

ABOUT  COMPETITIVE  TECHNOLOGIES,  INC.

Competitive Technologies, established in 1968, provides distribution, patent and technology transfer, sales and licensing services focused on the needs of its customers and matching those requirements with commercially viable product or technology solutions. CTT is a global leader in identifying, developing and commercializing innovative products and technologies in life, electronic, nano,
                 ------------------------------------
and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net
                                                     -----------------------

Statements made about our future expectations are forward-looking statements and subject to risks and uncertainties as described in our most recent Annual Report on Form 10-K for the year ended July 31, 2008, filed with the SEC on October 28, 2008, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:     Johnnie D. Johnson, IR Services, LLC,
                         Tel: 860 434 2465, E-mail: jdjohnson@corpirservices.com
                                                    ----------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: December 16, 2008          By: \s\ Johns B. Nano
                                  ---------------------
                    John B. Nano
                    Chairman and Chief Executive Offic